UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2023

APARTMENT INCOME REIT CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39686	84-1299717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 South Ulster Street Suite 1700
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 15, 2023, at the annual meeting of stockholders of Apartment Income REIT Corp. (the “Company”), the Company’s stockholders approved certain amendments to the Company’s Articles of Amendment and Restatement (the “Charter”) to (i) lower the threshold for stockholders to remove directors to a simple majority of shares outstanding and eliminate the requirement that such removal be for “cause,” (ii) reduce to a simple majority the shareholder vote required to amend the Company’s Charter and Amended and Restated Bylaws, and (iii) to eliminate language that is by its terms no longer applicable due to the passage of time (as amended and restated, the “Amended and Restated Charter”).
The Company’s Board of Directors previously approved the amendments to the Charter, subject to receipt of the requisite stockholder approval. As a result, the Amended and Restated Charter became effective at 12:01 am (Eastern Time) on September 21, 2023, after the Company filed the Amended and Restated Charter with the Maryland Department of Assessments & Taxation on September 20, 2023.
The foregoing description is only a summary of the amendments and is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Amended & Restated Charter dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APARTMENT INCOME REIT CORP.

Date:	September 21, 2023	By:	/s/ Paul Beldin
Paul Beldin Executive Vice President and Chief Financial Officer